UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 1, 2009
MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12367	22-2906244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2704 West Roscoe Street, Chicago, Illinois 60618
(Address of Principal Executive Offices)      (Zip Code)
Registrant’s telephone number, including area code: (773) 961-2222
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 1, 2009, the United States Bankruptcy Court for the District of Delaware (the “Court”) approved a Settlement Agreement by and among Mark E. Thomas, MT Acquisition Holdings LLC and Acquisition Holdings Subsidiary I, LLC (Midway’s majority share holder) (“AHS”) (together, the “Thomas Parties”) and the Official Committee of Unsecured Creditors (the “Committee”) on behalf of the Chapter 11 bankruptcy estates of Midway Games Inc. (“Midway”) and its United States Subsidiaries (together with Midway, the “Debtors”) dated June 3, 2009 (the “Settlement Agreement”). The Settlement Agreement settles all claims that existed against the Debtors’ Chapter 11 bankruptcy estates by the Thomas Parties.
     On February 29, 2008 National Amusements, Inc. (“NAI”) and Midway Home Entertainment Inc. and Midway Amusement Games, LLC (“Borrowers”), and Midway, Midway Games West Inc., Midway Interactive Inc., Midway Sales Company, LLC, Midway Home Studios Inc., Surreal Software Inc., Midway Studios-Austin Inc., and Midway Studios-Los Angeles Inc. (together, the “U.S. Credit Parties”) entered into a Loan and Security Agreement dated February 29, 2008 (the “Loan and Security Agreement”). Also on February 29, 2008 Midway and NAI entered into the Unsecured Loan Agreement (the “Unsecured Loan Agreement,” together with the Loan and Security Agreement, the “Loan Agreements”). Subsequently, on November 28, 2008, AHS and NAI entered into a Participation Agreement (the “Participation Agreement”), pursuant to which NAI sold to AHS, and AHS acquired from NAI, a undivided 100% interest and participation in certain of the loans and advances made by NAI, whether before or after the date of the Participation Agreement, pursuant to the Loan and Security Agreement and the Unsecured Loan Agreement and thereafter NAI assigned to AHS all of NAI’s right, title and interest in, to and under the Loan and Security Agreement and the Unsecured Loan Agreement including guarantees, collateral, pledges, distributions, claims and causes of actions against the Borrowers and the U.S. Credit Parties. In addition, AHS acquired all of Midway’s common stock owned by NAI and its affiliates representing approximately 87% of Midway’s outstanding common stock.
     On May 11, 2009, the Committee filed a complaint against certain parties, including the Thomas Parties and sought to have the entirety of the amounts owed under the Loan Agreements either re-characterized or subordinated as equity (the “Litigation”). Subsequently, on June 3, 2009, the Committee and the Thomas Parties entered into the Settlement Agreement whereby all claims that existed against the Debtors’ estates under the Loan Agreements by the Thomas Parties and claims asserted against the Thomas Parties in the Litigation were settled. The Settlement Agreement provided that AHS would have an allowed claim against the Debtors’ estates in the aggregate amount of $5 million (less AHS’ professional fees already paid) payable upon the earlier of (i) the sale of substantially all of the Debtors’ assets (the “Sale Date”) and (ii) the effective date of a confirmed plan of reorganization or liquidation. The Settlement Agreement also contained mutual release of the parties of claims asserted in the Litigation.
     On July 10, 2009, pursuant to the terms of the Settlement Agreement, the Debtors paid the Thomas Parties approximately $4.7 million from the proceeds of the Section 363 Sale (defined below in Item 2.01) in full and complete satisfaction of all claims, liens, security interests, rights and interests of any of the Thomas Parties in the Debtors’ or any property of the Debtors. Prior to the Sale Date, Midway had approximately $70.2 million outstanding under the Loan Agreements, including interest.
     Pursuant to the Settlement Agreement, and effective upon the Sale Date, the Thomas Parties granted to the Committee, on behalf of the Debtors’ estates and their unsecured creditors, an irrevocable proxy to vote AHS’ shares of common stock in Midway (the “Shares”) and forever and irrevocably relinquished the right to vote the Shares.
Item 1.02 Termination of a Material Definitive Agreement.
     The information contained in Item 1.01 is incorporated by reference in this Item 1.02.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On July 10, 2009, pursuant to the Asset Purchase Agreement dated as of May 20, 2009, Midway and certain of its United States subsidiaries (together with Midway, the “Sellers”) completed their previously announced sale of substantially all of their assets to Warner Bros. Entertainment Inc. in a sale conducted under the provisions of Section 363 of the United States Bankruptcy Code (the “Bankruptcy Code”) and approved by the Court on July 1, 2009 (the “Section 363 Sale”). The aggregate gross purchase price for the Section 363 Sale is approximately Forty-Nine Million Dollars including the assumption of certain liabilities. See Midway’s Current Report on Form 8-K filed on May 27, 2009 (the “May 27, 2009 Form 8-K”) for more information about the Asset Purchase Agreement and the voluntary petitions filed by the Debtors under Chapter 11 of Title 11 of the Bankruptcy Code in the Court (the “Chapter 11 Cases”).
     As a result of the Section 363 Sale, the following material charges for impairment are required under generally accepted accounting principles: an impairment and write down of approximately $25-30 million of capitalized product development costs; an impairment and write down of approximately $41 million of goodwill; and an impairment and write down of approximately $3-5 million of fixed assets. The Section 363 Sale also triggered a payment due under the Company’s Key Employee Incentive Plan (the “KEIP”) which resulted in a one-time cash compensation charge of approximately $2.4 million. See Midway’s Current Report on Form 8-K filed on April 17, 2009 for more information about the KEIP.
Item 2.05 Costs Associated with Exit or Disposal Activities.
     The disclosures in Item 2.01 of this Form 8-K and Item 1.03 in the May 27, 2009 Form 8-K are incorporated herein by reference.
     On July 14, 2009, Midway’s management concluded that a material charge for impairment is required under generally accepted accounting principles in connection with the closing of its development studio in Newcastle, United Kingdom (the “Newcastle Studio”). On July 14, 2009, Midway notified 75 employees at its Newcastle Studio that their employment has been terminated and that Midway intended to close the Newcastle Studio immediately. The headcount reduction represents all of the employees at the Newcastle Studio and approximately 25% of Midway’s global workforce. Due to the closure of the Newcastle Studio, Midway’s management has concluded that an impairment and write down of approximately $1.5 million of goodwill is required (this amount is included in the approximately $41 million write down of goodwill discussed in Item 2.01 above). There will be no future cash expenditures related to such impairment charge, and any additional future cash expenditures related to the closing of the Newcastle Studio are expected to be immaterial.
Item 5.01 Changes in Control of the Registrant.
     The information contained in Item 1.01 is incorporated by reference in this Item 5.01.
Item 8.01 Other Events.
     On July 13, 2009, Midway complied with the federal Worker Adjustment and Retraining Notification Act and provided a 60-day notification to 60 employees at its Chicago, Illinois facility (the “Chicago Facility”) of its intention to close the Chicago Facility. The headcount reduction represents all of the employees at the Chicago Facility and approximately 20% of Midway’s global workforce. The Registrant expects that the majority of the headcount reduction will occur by the beginning of September 2009.
     This current report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include, without limitation, Midway’s beliefs concerning future business conditions, outlook based on currently available information and statements regarding Midway’s expectations concerning the bankruptcy process. Midway’s actual results could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties. These risks and uncertainties, include, without limitation, (1) the ability of Midway to develop, pursue, confirm and consummate one or more Chapter 11 plans of reorganization or liquidation with respect to the Chapter 11 Cases; (2) the ability of Midway to obtain court approval of its motions in the Chapter 11 Cases pursued by it from time to time; (3) risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for Midway to propose and confirm one or more Chapter 11 plans, or the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; (4) potential adverse developments with respect to Midway’s liquidity or results of operations; (5) the ability of Midway to fund and execute its business plan; (6) the ability of Midway to retain and compensate key executives and other key employees; (7) the ability of Midway to attract and retain customers; and (8) any further deterioration in the macroeconomic environment or consumer confidence. Discussion of additional factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is set forth under “Item 1. Business” in Midway’s Annual Report on Form 10-K for the year ended December 31, 2008, and in more recent filings made by Midway with the Securities and Exchange Commission. Each forward-looking statement, including, without limitation, financial guidance, speaks only as of the date on which it is made, and Midway undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, except as required by law.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

2.1*	Asset Purchase Agreement among the Sellers and Warner Bros. Entertainment Inc. dated as of May 20, 2009. (incorporated herein by reference to Exhibit 2.1 of Current Report on Form 8-K of Midway Games Inc. filed with the Securities and Exchange Commission on May 27, 2009).

10.1	Settlement Agreement by and among the Thomas Parties and the Committee on behalf of the Debtors’ Chapter 11 bankruptcy estates dated June 3, 2009.

*	Midway has omitted certain exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission (the “SEC”) copies of any of the omitted exhibits upon request by the SEC.

          Pursuant to the requirements of the Securities Exchange Act of 1934, Midway has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
July 16, 2009	By:	/s/ Matthew V. Booty
Matthew V. Booty
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Asset Purchase Agreement among the Sellers and Warner Bros. Entertainment Inc. dated as of May 20, 2009. (incorporated herein by reference to Exhibit 2.1 of Current Report on Form 8-K of Midway Games Inc. filed with the Securities and Exchange Commission on May 27, 2009).

10.1	Settlement Agreement by and among the Thomas Parties and the Committee on behalf of the Debtors’ Chapter 11 bankruptcy estates dated June 3, 2009.

*	Midway has omitted certain exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission (the “SEC”) copies of any of the omitted exhibits upon request by the SEC.